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                                                                    EXHIBIT 11.1

                          ONYX ACCEPTANCE CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                                                         THREE MONTHS ENDED            NINE MONTHS ENDED
                                                            SEPTEMBER 30,                SEPTEMBER 30,
                                                       -----------------------     -------------------------
                                                         1997          1996           1997           1996
                                                       --------     ----------     ----------     ----------
PRIMARY:
Net Income...........................................  $657,829     $1,504,294     $1,923,484     $6,819,762
                                                       ========     ==========     ==========     ==========
Shares as adjusted:
Weighted average common shares outstanding...........  6,016,471     5,874,703      5,997,612      4,760,056
Incremental shares from outstanding stock options and
  warrants as determined under the treasury stock
  method.............................................   364,305        526,580        368,441        526,580
                                                       --------     ----------     ----------     ----------
Shares as adjusted...................................  6,380,776     6,401,283      6,366,053      5,286,636
                                                       ========     ==========     ==========     ==========
Net income per share.................................     $0.10          $0.23          $0.30          $1.29
                                                       ========     ==========     ==========     ==========

FULLY DILUTED:
Net Income...........................................  $657,829     $1,504,294     $1,923,484     $6,819,762
                                                       ========     ==========     ==========     ==========
Shares as adjusted:
Weighted average common shares outstanding...........  6,016,471     5,874,703      5,997,612      4,760,056
Incremental shares from outstanding stock options as
  determined under the treasury stock method.........   364,305        526,580        368,441        526,580
                                                       --------     ----------     ----------     ----------
Shares as adjusted...................................  6,380,776     6,401,283      6,366,053      5,286,636
                                                       ========     ==========     ==========     ==========
Net income per share.................................     $0.10          $0.23          $0.30          $1.29
                                                       ========     ==========     ==========     ==========
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